Exhibit 3.4

CERTIFICATE OF ELIMINATION OF THE
VOTING SERIES B PREFERRED STOCK OF
OVERSTOCK.COM, INC.

Pursuant to Section 151(g) of the General Corporation Law
of the State of Delaware

Overstock.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of preferred stock designated the Voting Series B Preferred Stock, with a par value of $0.0001 per share (the “Series B Preferred Stock”), and established the number, voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on December 14, 2016, filed a Certificate of Designation with respect to such Series B Preferred Stock (the “Original Series B Certificate of Designation”) in the office of the Secretary of State of the State of the State of Delaware.

2.That, on March 24, 2020, the Company amended and restated the Original Series B Certificate of Designation by filing the Amended and Restated Certificate of Designation of Voting Series B Preferred Stock (the “Amended and Restated Series B Certificate of Designation”) with the Secretary of State of the State of Delaware.
3.That all shares of Series B Preferred Stock have been converted to Common Stock of the Company such that no shares of said Series B Preferred Stock are outstanding and no shares thereof will be issued subject to said Amended and Restated Series B Certificate of Designation.
4.That the Board of Directors of the Company has adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Original Series B Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware on December 14, 2016, the Company authorized the issuance of a series preferred stock designated the Voting Series B Preferred Stock, with a par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) and established the number, voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, on March 24, 2020, the Company amended and restated the Original Series B Certificate of Designation by filing the Amended and Restated Certificate of Designation of Voting Series B Preferred Stock (the “Amended and Restated Series B Certificate of Designation”) with the Secretary of State of the State of Delaware.

WHEREAS, all shares of such Series B Preferred Stock issued by the Company have been or will be converted to Common Stock of the Company (the “Series B Conversion”); and
WHEREAS, following the Series B Conversion, no shares of such Series B Preferred Stock are outstanding and no shares of such Series B Preferred Stock will be issued subject to said Amended and Restated Series B Certificate of Designation; and
WHEREAS, after the Series B Conversion it is desirable that all matters set forth in the Amended and Restated Series B Certificate of Designation with respect to such Series B Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

NOW, THEREFORE, BE IT AND IT HEREBY IS
RESOLVED, that after the Series B Conversion no shares of such Series B Preferred Stock will be outstanding and no shares of such Series B Preferred Stock will be issued subject to said Amended and Restated Series B Certificate of Designation; and it is further

RESOLVED, that after the Series B Conversion all matters set forth in the Amended and Restated Series B Certificate of Designation with respect to such Series B Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company; and it is further

RESOLVED, that after the Series B Conversion the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Amended and Restated Series B Certificate of Designation with respect to such Series B Preferred Stock shall be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

5.That, accordingly, all matters set forth in the Amended and Restated Series B Certificate of Designation with respect to the Series B Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

IN WITNESS WHEREOF, Overstock.com, Inc. has caused this Certificate of Elimination to be executed by its duly authorized officer this 13th day of June, 2022.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
Name: E. Glen Nickle
Title: Chief Legal Officer and Corporate Secretary